UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: August 10, 2000

                              TRIPLE S PARTS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                     0-28913                    88-0354194
(State of Incorporation)     (Commission File No.)        (I.R.S Tax Id Number)

                           1004 Depot Hill Rd., Ste 1E
                           Broomfield, Colorado 80020
               (Address of Principal Executive Offices) (Zip Code)

                                  303-404-9904
                (Issuer's Telephone Number, Including Area Code)

ITEM  5.  OTHER  EVENTS

     That on April 19, 2000, pursuant to a Stock Purchase Agreement and Plan of Reorganization (the "Agreement"), Telnet World Communication, Inc., a Utah corporation ("TWCI"),was to acquire 335,000 outstanding shares of Triple S Parts, Inc., a Nevada corporation ("TSP"), for Two Hundred Twenty-Five Thousand ($225,000) Dollars. As a result, TSP was to become a wholly-owned subsidiary of TWCI.

     That on August 10, 2000, the parties herein mutually rescinded the April 19, 2000 Stock Purchase Agreement and Plan of Reorganization. As the Agreement was never formally consummated, the parties have been returned to their status quo, as separate, independent entities.

     Based upon the understanding that the Agreement was to be consummated immediately, the parties initiated the process whereby Telnet World Communications, Inc. would assume the name Triple S Parts, Inc. Somehow, when the original Form 8K was filed with Edgar on April 19, 2000, the Edgar "ccc" and "cik" numbers were inadvertently interchanged which caused confusion between the company's names on the Edgar Web page.

     Telnet World Communications, Inc. never assumed the name of Triple S Parts, Inc. and presently trades on the National Quotation Bureau ("Pink Sheets") under the symbol, "TWCI".




                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 14th day of March, 2001.

            Triple  S  Parts,  Inc.


            /s/_____________________
       By:  Tom  Pierson,  President